EXHIBIT 10AA.1

Wachovia Bank N.A.
Broward Commercial Banking
FL7512
350 East Las Olas Boulevard, Suite 1800
Fort Lauderdale, FL 33301

March 25, 2008

William A. Johnson, President
Decorator Industries, Inc.
10011 Pines Blvd., Suite 201
Pembroke Pines, Florida 33024

Attn:  William A. Johnson

Re: $5,000,000 Working Capital Line of Credit (Obligor Number 2239520583 Obligation Number 18)

Dear Mr. Johnson:

         Reference is made to that certain LOAN AGREEMENT dated as of May 24, 2006, (the "Agreement") between BORROWER (the "Borrower") and Wachovia Bank, National Association (the "Bank"). The Agreement and all other documents executed and delivered in connection therewith are collectively referred to herein as the "Loan Documents". All capitalized terms used but not defined herein shall have the meanings assigned in the Loan Documents.

         The LOAN AGREEMENT provides:

         FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until the final payment in full of the Obligations, unless Bank shall otherwise consent in writing, using the financial information for Borrower, its subsidiaries, affiliates and its holding or parent company, as applicable: SENIOR FUNDED DEBT TO EBITDA RATIO. Borrower shall at all times maintain, a Senior Funded Debt to EBITDA Ratio of not more than 2.75 to 1.00. This covenant shall be calculated quarterly, on a rolling four quarter basis. "Senior Funded Debt to EBITDA Ratio" shall mean the sum of all Senior Funded Debt divided by the sum of earnings before interest, taxes, depreciation and amortization. "Senior Funded Debt" shall mean, as applied to any person or entity, the sum of all indebtedness for borrowed money, including, without limitation, capital lease obligations and unreimbursed drawings under letters of credit, or any obligation evidenced by a note, bond, debenture or other agreement of that person or entity, excluding any debt fully subordinated to Bank on terms and conditions acceptable to Bank. This covenant will be tested quarterly.


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         The Bank has determined that the Borrower has violated the above-referenced provision due to the following: as of FYE 12/29/2007, the Borrower's Senior Funded Debt to EBITDA Ratio is 7.65 to 1.00.

         The Borrower has requested the Bank's waiver, and the Bank does hereby waive the Borrower's default under this provision through 9/30/2008, subject to Borrower's execution of and return of this letter, execution of an amendment to the Bank's documents which amends the current interest rate to LIBOR Market Index Rate plus 275 basis points, which will be effective as of the date of this Waiver Letter or March 25, 2008 (Borrower to be responsible for all costs associated with the aforementioned amendment), and payment of a Waiver Fee in the amount of $11,250. The interest rate will revert back to LIBOR Market Index Rate plus 150 basis points once the Borrower is back in compliance with the Senior Funded Debt to EBITDA ratio. This waiver is limited to the default recited above and shall not be construed to be a waiver of any subsequent default under the referenced provision, or of any existing or future defaults under any other provision of any Loan Document.

         Borrower, by signature below, represents and warrants that there exist no defaults or event of default under the Loan Documents other than those specifically waived herein, that the Loan Documents are in full force and effect, and that Borrower does not have any defenses to its obligations under the Loan Documents nor any claims against Bank.

         Please evidence your acceptance of the terms of this waiver by signing and returning to the Bank a copy of this letter bearing original authorized signature of each of the parties indicated.


                                            Very Truly Yours,

                                            WACHOVIA BANK, NATIONAL ASSOCIATION

                                            By:  /s/ Douglas E. Roberts
                                                 ------------------------------
                                                 Douglas E. Roberts
                                                 Senior Vice President

ACCEPTED AND AGREED TO:

Decorator Industries, Inc.

By:      /s/ William A. Johnson
         --------------------------
         William  A. Johnson
         President